THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM THE REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
THE PROVISIONS AND ENTITLED TO THE BENEFITS OF A WARRANT
AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF
DECEMBER 20, 1993.  A COPY OF EACH SUCH AGREEMENT IS ON FILE AT
THE OFFICES OF THE COMPANY.

No.

                  Certificate for       Warrants

             EXERCISABLE IN WHOLE OR FROM TIME TO TIME
            IN PART AT ANY TIME AFTER THE WARRANT RATIO
               DETERMINATION DATE AND ON OR BEFORE
                   5:00 P.M. NEW YORK TIME, ON
                       December 31, 2000



                      TEREX CORPORATION

           COMMON STOCK PURCHASE WARRANT CERTIFICATE

		THIS CERTIFIES that                  or registered assigns is the registered
holder (the "Holder") of the number of Warrants set forth above
(the "Warrants"), each of which represents the right to purchase shares of Common Stock, $.01 par value per share (the "Common
Stock"), of Terex Corporation, a Delaware  corporation (the
"Company"), on the terms set forth in the Warrant Agreement, dated as of December 20, 1993 (the "Warrant Agreement), between the Company and Mellon Securities Trust Company, as Warrant
Agent (the "Warrant Agent"), at any time after the Warrant Ratio
Determination Date (defined below) and on or before the
Expiration Date (defined below), by surrendering this Warrant
Certificate, with the form of election to purchase set forth hereon duly executed (with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States, or a member of the
National Association of Securities Dealers, Inc. (an "Eligible
Institution")), at the office maintained for that purpose by
Mellon Securities Trust Company or its successors as warrant agent, and by paying in full the Warrant Price.

		Payment of the exercise price may be made by the Holder hereof in United States currency by certified or bank cashier's check payable to the order of the Company.

		This Warrant may be exercised at any time in whole and from time to time in part at the option of the Holder hereof, commencing at the opening of business on the Warrant Ratio
Determination Date until 5:00 p.m., New York time on December
31, 2000 (the "Expiration Date"). No Warrant may be exercised after the Expiration Date and all Warrants evidenced hereby shall thereafter become void. "Warrant Ratio Determination
Date" shall mean the date designated as such by the Board of Directors of the Company pursuant to a duly adopted resolution of the Board, which date shall be a trading day during the twelve month period beginning on the date of the Warrant
Agreement, or, if no such date is designated, the last day of such twelve month period; provided, that if the Board of Directors has not yet designated a Warrant Ratio Determination
Date and the Current Market Price of a share of Common Stock equals or exceeds $18 on any date during such twelve month period, the term "Warrant Ratio Determination Date" shall mean such date. The Company shall send written notice to each Holder of Warrants of (i) the Board's designation, if any, of the Warrant Ratio Determination Date on or prior to the twenty-fifth
(25th) trading day prior to the Warrant Ratio Determination Date and (ii) the Warrant Ratio (defined below) as of the Warrant
Ratio Determination Date on or prior to the fifth (5th) day following the Warrant Ratio Determination Date.

		Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant
Certificate, or in the Warrant Agreement, the Purchase Agreement or the Registration Rights Agreement, the Holder shall only be entitled to transfer this Warrant Certificate on the Warrant
Register maintained at the principal office of the Warrant
Agent, upon delivery thereof, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer deemed acceptable by the Warrant Agent, with the form of assignment set forth hereon duly executed (with signatures guaranteed by an Eligible Institution). Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

		Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate representing the Warrants not exercised.

		Prior to the Expiration Date, the Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant
Certificates, for another Warrant Certificate or Warrant
Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for the purpose by the Warrant Agent.

		Upon certain events provided for in the Warrant Agreement, the number of shares of Common Stock and other consideration issuable upon the exercise of each Warrant are required to be adjusted.

		No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share that the Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

		Subject to the terms and conditions of the Warrant Agreement, the Warrants may be redeemed in whole, but not in part, in exchange for Warrant Shares at any time on or after the Warrant
Ratio Determination Date; provided, that concurrently with such redemption the Corporation redeems all the outstanding shares of the Preferred Stock. Each Warrant will be redeemable for a number of Warrant Shares equal to the Warrant Ratio on the Redemption Date.

		This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Holder consents by acceptance hereof.
Capitalized terms not otherwise defined in this Warrant
Certificate shall have the meaning given thereto in the Warrant
Agreement.

		This Warrant Certificate shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

		This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

		THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE
STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS, EXCEPT TO THE EXTENT THAT THE GENERAL CORPORATION LAW OF
THE STATE OF DELAWARE MAY GOVERN THIS AGREEMENT SOLELY BY VIRTUE
OF THE FACT THAT THE COMPANY IS INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE.

		IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

                                						TEREX CORPORATION

                                						By:
                                   						Title:



Attest:



                                 								Secretary


Countersigned	                     			MELLON SECURITIES TRUST COMPANY
                               							as Warrant Agent


Dated:                           					By:
                                    							Authorized Signature




                       ELECTION TO PURCHASE



		The undersigned hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:



ISSUE TO:
         			(Name)

         			(Address, Including Zip Code)

         			(Social Security or Tax Identification Number)

DELIVER TO:
         			(Name)

         			(Address, Including Zip Code)

		In payment of the purchase price with respect to the Warrants exercised the undersigned hereby tenders payment of $__________ by certified or bank cashiers check payable to the order of the Company. If the number of Warrants hereby exercised is fewer than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised to be issued and delivered as set forth below:

Name of Warrantholder or Assignee:
                                       (Please Print)

Address:


Signature:________________________  DATED:

           (Signature must conform in all respects to name of holder as specified on the fact of the Warrant Certificate)

Signature Guaranteed: ________________________




                          ASSIGNMENT

		FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


                                                         Taxpayer
                                     Number of           Identification
Name of Assignee        Address      Warrants            Number







and does hereby irrevocably constitute and appoint __________, Attorney, to make such transfer on the Warrant Register maintained at the principal office of the Warrant Agent with full power of substitution in the premises.



Dated:  ______________, ____
                                       							Signature

                              							(Signature must conform in all
                                     respects to name of holder
                                     as specified on the face of
                                     the Warrant Certificate).

                              							Signature Guaranteed: